Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Medtronic plc, hereby severally constitute and appoint Bradley E. Lerman and Martha Ha, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Medtronic plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original. This Power of Attorney shall be effective as of February 28, 2020 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the secretary of Medtronic plc.

Signature	Title	Date Executed

/s/ Omar Ishrak Omar Ishrak	Chairman and Chief Executive Officer	December 6, 2019

/s/ Karen L. Parkhill Karen L. Parkhill	EVP and Chief Financial Officer	December 6, 2019

/s/ Richard H. Anderson Richard H. Anderson	Director	December 6, 2019

/s/ Craig Arnold Craig Arnold	Director	December 6, 2019

/s/ Scott C. Donnelly Scott C. Donnelly	Director	December 6, 2019

/s/ Andrea J. Goldsmith Andrea J. Goldsmith	Director	December 6, 2019

/s/ Randall J. Hogan, III Randall J. Hogan, III	Director	December 6, 2019

/s/ Michael O. Leavitt Michael O. Leavitt	Director	December 6, 2019

/s/ James T. Lenehan James T. Lenehan	Director	December 6, 2019

/s/ Geoffrey S. Martha Geoffrey S. Martha	President and Director	December 6, 2019

/s/ Elizabeth G. Nabel Elizabeth G. Nabel	Director	December 6, 2019

/s/ Denise M. O’Leary Denise M. O’Leary	Director	December 6, 2019

/s/ Kendall J. Powell Kendall J. Powell	Director	December 6, 2019